Exhibit 1.2
                                                                     -----------


                                POWER OF ATTORNEY

           Know all men by these presents, that Fimex International Ltd., a corporation organized under the laws of the British Virgin Islands, with offices at Pasea Estate, Roadtown, Tortola, British Virgin Islands (`Grantor'), does hereby appoint Julio Herrera (`Grantee'), in his capacity as an officer of Fintech Advisory Inc. (the `Manager') (which has been appointed the Manager of the investment portfolio of Grantor pursuant to the Investment Management Agreement, dated as of September 22, 1997 (the `Agreement'; capitalized terms used and not defined herein have the meanings assigned to such terms in the Agreement) between Grantor and the Manager, as Grantor's true and lawful attorney-in-fact to act in its name, place and stead in any way in which it could do, as if itself present, with respect to the following matters:

           (1) To have full discretion, as the agent and attorney-in-fact of Grantor, to make purchases and sales of investments on behalf of Grantor for the Portfolio, subject to the Investment Objectives.

           (2) To buy, sell or otherwise effect transactions in securities for the account of Grantor and in Grantor's name, and to give instructions authorized by the Agreement to brokerage firms and other financial institutions at which Grantor has established and maintains accounts.

           (3) To utilize the credit facilities established by Grantor for borrowings in connection with the Portfolio on Grantor's behalf, and to borrow and arrange repayments of borrowings from the Portfolio under such credit facilities as Grantee deems desirable in compliance with the Investment Objectives.

           (4) To give instructions to any Custodian for (i) the transfer of Portfolio assets or cash out of the accounts of the Company in connection with Portfolio transactions against receipt by the Company of cash or other assets,
(ii) the receipt by the Company of cash or assets in connection with Portfolio transactions against the delivery of Portfolio assets or cash out of the accounts of the Company and (iii) the transfer of Portfolio assets or cash between accounts of the Company. Except as provided in foregoing clauses (i) and
(ii), the Grantee shall not have any authority to give any Custodian any instructions relating to any payments by the Company or any transfer of Portfolio assets or cash out of the accounts of the Company.

           (5) To give instructions to the Grantor's Administrator for (i) the transfer of Portfolio assets or cash out of the accounts of the Company in connection with Portfolio transactions against receipt by the Company of cash or other assets, (ii) the receipt by the Company of cash or assets in connection with Portfolio transactions against the delivery of Portfolio assets or cash out of the accounts of the Company and (iii) the transfer of Portfolio assets or cash between accounts of the Company. Except as provided in foregoing clauses
(i) and (ii), the Grantee shall not have any authority to give the Administrator any instructions relating to any payments by the Company or any transfer of Portfolio assets or cash out of the accounts of the Company.


TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, GRANTOR HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND GRANTOR HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF, Grantor, by its duly authorized officer, hereby executes this Power of Attorney this 14th day of June, 1999.

                            FIMEX INTERNATIONAL LTD.

                            By /s/ Shona Louise White
                               -----------------------
                                   Shona Louise White


                            By /s/ Kay-Linda Richardson
                               ------------------------
                                   Kay-Linda Richardson



/s/ Julio Herrera
-----------------
    Julio Herrera